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                                                                Rule 424(b)(3)
                                                    Registration No. 333-26517


                        LORAL SPACE & COMMUNICATIONS LTD.

                PROSPECTUS SUPPLEMENT NO. 7 DATED APRIL 21, 1998
                        TO PROSPECTUS DATED JULY 11, 1997

     The Selling Holders table on pages 7-10 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                                           Number of   Number of
                                                           Shares of   Shares of
                                                           Preferred    Common
Selling Holders                                              Stock      Stock
---------------                                              -----      -----

OCM Convertible Trust.......................................  32,000    80,000
State of Connecticut Combined Investment Funds..............  27,900    69,750
Vanguard Convertible Securities Fund, Inc...................  21,700    54,250
Delta Air Lines Master Trust................................  17,500    43,750
NationsBanc Montgomery Securities LLC.......................  10,000    25,000
State Employees' Retirement Fund of the State of Delaware...   3,800     9,500
OCM Convertible Limited Partnership.........................   2,100     5,250